NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
July 25, 2013	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Second Quarter 2013 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter and six months ended June 30, 2013, of $5.44 million and $12.58 million, respectively. Net income available to common shareholders totaled $5.18 million, or $0.25 per diluted common share, for the quarter ended June 30, 2013. Net income available to common shareholders totaled $12.07 million, or $0.59 per diluted common share, for the six months ended June 30, 2013. Excluding nonrecurring income and expense items, core earnings for the quarter and six months ended June 30, 2013, totaled $5.37 million and $12.35 million, respectively.

Second Quarter 2013 Highlights –

•	Net income was $5.44 million, an increase of $1.36 million, or 33.28%, compared with the second quarter of 2012.
•	Net interest income was $22.86 million, an increase of $3.38 million, or 17.34%, compared with the second quarter of 2012.
•	The tax equivalent net interest margin increased 14 basis points to 4.07% for the second quarter of 2013 compared with the second quarter of 2012.
•	The average loan balance increased $179.80 million, or 11.89%, to $1.69 billion for the second quarter of 2013 compared with the second quarter of 2012.
•	Tangible book value per common share increased $0.34 per share to $11.53 for the second quarter of 2013 compared with the second quarter of 2012.

Net Interest Income

Net interest income increased $3.38 million, or 17.34%, to $22.86 million for the second quarter of 2013 compared with the second quarter of 2012. The tax equivalent net interest margin increased 14 basis points to 4.07% for the second quarter of 2013 compared with 3.93% for the second quarter of 2012. Total interest income increased $3.23 million, or 13.36%, to $27.41 million for the second quarter of 2013 compared with the second quarter of 2012. The increase reflects the addition of loan portfolios from the Peoples Bank of Virginia (“Peoples”) and Waccamaw Bank (“Waccamaw”) acquisitions that occurred during the second quarter of 2012. The tax equivalent yield on loans increased 20 basis points to 5.76% while the average loan balance increased $179.80 million, or 11.89%, to $1.69 billion for the second quarter of 2013 compared with the second quarter of 2012. Interest on loans includes accretion related to the Peoples and Waccamaw acquisitions of $729 thousand and $3.03 million, respectively, for the second quarter of 2013.

Total interest expense decreased $148 thousand, or 3.15%, to $4.55 million for the second quarter of 2013 compared with the second quarter of 2012. Deposit costs decreased $77 thousand, or 3.26%, to $2.28 million for the second quarter of 2013 compared with the second quarter of 2012, reflecting an 11 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $71 thousand, or 3.04%, to $2.27 million for the second quarter of 2013 compared with the second quarter of 2012. The average rate paid on interest-bearing liabilities decreased 16 basis points to 0.93% for the second quarter of 2013 compared with the second quarter of 2012. The average balance of interest-bearing liabilities increased $210.71 million, or 12.10%, to $1.95 billion for the second quarter of 2013 compared with the second quarter of 2012, which included a $224.90 million increase in average interest-bearing deposits and a $14.19 million decrease in average total borrowings. The increase in average interest-bearing liabilities was primarily the result of a full quarter’s impact from the Peoples and Waccamaw acquisitions in the second quarter of 2013 versus a partial impact in the second quarter of 2012.

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Noninterest Income

Noninterest income decreased $1.50 million, or 17.92%, to $6.85 million for the second quarter of 2013 compared with the second quarter of 2012. Wealth management revenues increased $31 thousand, or 3.30%, for the second quarter of 2013 compared with the second quarter of 2012. The Trust and Wealth Management Divisions reported $900 million in assets under management as of June 30, 2013. Service charges on deposit accounts reported a slight decrease of $14 thousand and other service charges and fees increased $229 thousand, or 14.64%, for the second quarter of 2013 compared with the second quarter of 2012. Insurance commissions decreased $28 thousand, or 2.10%, to $1.31 million for the second quarter of 2013 compared with the same quarter of 2012. The Company realized a $113 thousand net gain on sale of securities for the second quarter of 2013, which was an increase of $122 thousand compared to a net loss of $9 thousand for the second quarter of 2012. Amortization expense of $1.66 million was recorded relating to the FDIC indemnification asset during the second quarter of 2013 as a result of improvements in actual and expected cash flows on covered assets. Other operating income included a negative fair value mark of $435 thousand on loans held for sale and the associated secondary market loan production pipeline for the second quarter of 2013 compared to a positive mark of $76 thousand recorded for the second quarter of 2012. The Company incurred no other-than-temporary impairment charges during the second quarters of 2013 or 2012.

Noninterest Expense

Noninterest expense decreased $1.60 million, or 7.94%, to $18.53 million for the second quarter of 2013 compared with the second quarter of 2012. Salaries and employee benefits increased $1.07 million, or 12.01%, to $9.96 million for the second quarter of 2013 compared with the second quarter of 2012. Salaries and employee benefits attributed to the Peoples and Waccamaw acquisitions totaled $1.32 million during the second quarter of 2013, which represents an increase of $831 thousand for the quarter ended June 30, 2013, compared with the same quarter of 2012. Occupancy, furniture, and equipment expense increased $466 thousand, or 17.73%, to $3.10 million for the second quarter of 2013 compared with the second quarter of 2012, reflecting the substantial increase in branch count and facilities associated with the Peoples and Waccamaw acquisitions. Other operating expense increased $105 thousand, or 2.23%, to $4.82 million for the second quarter of 2013 compared with the second quarter of 2012. Other operating expense included a net loss on sales and expenses associated with other real estate owned of $170 thousand for the second quarter of 2013 compared to $270 thousand for the second quarter of 2012. The efficiency ratio for the second quarter of 2013 was 60.60% compared to 57.58% for the second quarter of 2012.

Provision for Loan Losses and Asset Quality

The provision for loan losses increased $1.59 million, or 97.84%, to $3.21 million for the second quarter of 2013 and $1.81 million, or 71.01%, to $4.35 million for the six months ended June 30, 2013, compared with the same periods of the prior year.

The allowance for loan losses decreased to $23.12 million at June 30, 2013, compared with $25.77 million at December 31, 2012, and $26.17 million at June 30, 2012. Non-covered loans and other real estate owned are those assets not covered by loss share agreements between the FDIC and the Bank in relation to the acquisition of Waccamaw. The allowance for loan losses as a percentage of non-covered loans was 1.53% at June 30, 2013, compared with 1.70% at December 31, 2012, and 1.67% at June 30, 2012. For the second quarter of 2013, net charge-offs increased $3.65 million, or 2.84%, compared with the fourth quarter of 2012, and $3.68 million, or 2.95%, compared with the second quarter of 2012. Annualized net charge-offs were 1.31% for the second quarter of 2013, which represents an increase of 93 basis points compared with 0.38% for the second quarter of 2012.

During the second quarter of 2013, net charge-offs totaled $4.93 million which were primarily impacted by four loan relationships; the most significant of which was a $2.10 million write down of a relationship within the construction, development, and other land segment. The Company had previously identified this problem relationship and had established a $1.80 million specific allocation, which was utilized for the write down.

Non-covered delinquent loans, comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans measured 2.53% at June 30, 2013, compared to 2.46% for the same period of the prior year. Non-covered nonaccrual loans totaled $29.13 million at June 30, 2013, compared to $23.93 million at December 31, 2012, and $27.95 million at June 30, 2012. At quarter end, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 1.95% and non-covered nonperforming assets as a percentage of total non-covered assets were 1.39%.

Total nonperforming assets, including covered and non-covered loan portfolios, consisted of $33.01 million in nonaccrual loans, $276 thousand in unseasoned, accruing troubled debt restructurings, and $11.15 million in other real estate owned at June 30, 2013. In comparison, total nonperforming assets consisted of $28.25 million in nonaccrual loans, $6.01 million in unseasoned, accruing troubled debt restructurings, and $9.00 million in other real estate owned at December 31, 2012.

Balance Sheet and Capital

Consolidated assets totaled $2.65 billion as of June 30, 2013, a decrease of $78.13 million, or 2.86%, compared with $2.73 billion at December 31, 2012. Consolidated liabilities totaled $2.30 billion as of June 30, 2013, a decrease of $73.75 million, or 3.11%, compared with $2.37 billion at December 31, 2012. Total stockholders’ equity decreased to $351.94 million as of June 30, 2013, compared with $356.32 million at December 31, 2012. Book value per as-converted common share decreased to $16.63 for the quarter ended June 30, 2013, compared with $16.76 for the quarter ended December 31, 2012. Tangible book value per common share decreased to $11.53 for the quarter ended June 30, 2013, compared with $11.66 for the quarter ended December 31, 2012. The decrease was largely a function of declines in investment securities’ market values as a result of the increase in benchmark interest rates noticed at the end of the second quarter of 2013. The Company paid a cash dividend of $0.12 per common share during the second quarter of 2013.

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The Company significantly exceeds regulatory “well capitalized” targets as of June 30, 2013, with a total risk-based capital ratio of 17.71%, Tier 1 risk-based capital ratio of 16.45%, and a Tier 1 leverage ratio of 10.54%.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding our operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure that is computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure that is defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

Investor Relations

The Company will host an investor and media teleconference and webcast on Friday, July 26, 2013, at 11:00 a.m. To access the teleconference, the toll-free number is (877) 407-8033. Individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s second quarter 2013 earnings press release and financial summary will be made available upon request via email. To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.65 billion financial holding company and the parent company of First Community Bank. First Community Bank operates seventy-two banking locations throughout Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank offers wealth management and investment services through its Trust Division and First Community Wealth Management, a registered investment advisory firm. The Trust Division and First Community Wealth Management managed assets with a market value of $900 million as of June 30, 2013. The Company is also the parent company of Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates seven insurance locations throughout Virginia, West Virginia, and North Carolina. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC.” Additional investor information can be found on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands, except share and per share data)	2013	2012	2013	2012
Interest income
Interest and fees on loans held for investment	$24,264	$20,853	$49,108	$40,221
Interest on securities — taxable	1,869	2,001	3,755	4,080
Interest on securities — nontaxable	1,207	1,256	2,415	2,452
Interest on deposits in banks	72	72	138	111
Total interest income	27,412	24,182	55,416	46,864
Interest expense
Interest on deposits	2,283	2,360	4,645	4,765
Interest on short-term borrowings	579	589	1,169	1,184
Interest on long-term borrowings	1,688	1,749	3,378	3,454
Total interest expense	4,550	4,698	9,192	9,403
Net interest income	22,862	19,484	46,224	37,461
Provision for loan losses	3,205	1,620	4,347	2,542
Net interest income after provision for loan losses	19,657	17,864	41,877	34,919
Noninterest income
Wealth management income	971	940	1,817	1,834
Service charges on deposit accounts	3,315	3,329	6,483	6,342
Other service charges and fees	1,793	1,564	3,579	3,149
Insurance commissions	1,308	1,336	2,974	2,912
Net gain (loss) on sale of securities	113	(9)	230	42
FDIC indemnification asset amortization	(1,662)	-	(3,201)	-
Other operating income	1,010	1,183	2,827	2,055
Total noninterest income	6,848	8,343	14,709	16,334
Noninterest expense
Salaries and employee benefits	9,960	8,892	20,070	17,114
Occupancy expense of bank premises	1,795	1,654	3,650	3,180
Furniture and equipment	1,300	975	2,643	1,786
Amortization of intangible assets	183	189	362	422
FDIC premiums and assessments	469	290	941	612
Merger related expense	8	3,419	57	3,582
Other operating expense	4,818	4,713	10,354	9,629
Total noninterest expense	18,533	20,132	38,077	36,325
Income before income taxes	7,972	6,075	18,509	14,928
Income tax expense	2,537	1,997	5,933	4,849
Net income	5,435	4,078	12,576	10,079
Dividends on preferred stock	253	283	511	566
Net income available to common shareholders	$5,182	$3,795	$12,065	$9,513

Basic earnings per common share	$0.26	$0.20	$0.60	$0.52
Diluted earnings per common share	$0.25	$0.20	$0.59	$0.52
Cash dividends per common share	$0.12	$0.11	$0.24	$0.21

Weighted average basic shares outstanding	19,997,991	18,561,714	20,015,247	18,205,545
Weighted average diluted shares outstanding	21,340,521	19,909,242	21,367,146	19,549,582

Return on average assets	0.78%	0.65%	0.90%	0.84%
Return on average common equity	5.97%	5.00%	7.03%	6.41%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands, except share and per share data)	2013	2013	2012	2012	2012
Interest Income
Interest and fees on loans held for investment	$24,264	$24,844	$28,188	$28,275	$20,853
Interest on securities -- taxable	1,869	1,886	1,770	1,980	2,001
Interest on securities -- nontaxable	1,207	1,208	1,216	1,215	1,256
Interest on deposits in banks	72	66	82	66	72
Total interest income	27,412	28,004	31,256	31,536	24,182
Interest Expense
Interest on deposits	2,283	2,362	2,604	2,603	2,360
Interest on short-term borrowings	579	590	656	675	589
Interest on long-term borrowings	1,688	1,690	1,860	1,799	1,749
Total interest expense	4,550	4,642	5,120	5,077	4,698
Net interest income	22,862	23,362	26,136	26,459	19,484
Provision for loan losses	3,205	1,142	1,220	1,916	1,620
Net interest income after provision for loan losses	19,657	22,220	24,916	24,543	17,864
Noninterest Income
Wealth management income	971	846	862	1,005	940
Service charges on deposit accounts	3,315	3,168	3,826	3,895	3,329
Other service charges and fees	1,793	1,786	1,682	1,631	1,564
Insurance commissions	1,308	1,666	1,215	1,616	1,336
Net impairment losses recognized in earnings	-	-	-	(942)	-
Net gain (loss) on sale of securities	113	117	213	228	(9)
FDIC indemnification asset amortization	(1,662)	(1,539)	-	-	-
Other operating income	1,010	1,817	437	3,730	1,183
Total noninterest income	6,848	7,861	8,235	11,163	8,343
Noninterest Expense
Salaries and employee benefits	9,960	10,110	10,693	10,860	8,892
Occupancy expense of bank premises	1,795	1,855	1,938	1,754	1,654
Furniture and equipment	1,300	1,343	1,404	955	975
Amortization of intangible assets	183	179	191	191	189
FDIC premiums and assessments	469	472	313	611	290
Merger related expense	8	49	866	645	3,419
Other operating expense	4,818	5,536	5,350	5,309	4,713
Total noninterest expense	18,533	19,544	20,755	20,325	20,132
Income before income taxes	7,972	10,537	12,396	15,381	6,075
Income tax expense	2,537	3,396	3,957	5,322	1,997
Net income	5,435	7,141	8,439	10,059	4,078
Dividends on preferred stock	253	258	272	220	283
Net income available to common shareholders	$5,182	$6,883	$8,167	$9,839	$3,795

Basic earnings per common share	$0.26	$0.34	$0.41	$0.49	$0.20
Diluted earnings per common share	$0.25	$0.33	$0.39	$0.47	$0.20
Cash dividends per common share	$0.12	$0.12	$0.11	$0.11	$0.11

Weighted average basic shares outstanding	19,997,991	20,032,694	20,063,873	20,013,264	18,561,714
Weighted average diluted shares outstanding	21,340,521	21,394,066	21,452,984	21,476,497	19,909,242

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
(Amounts in thousands, except per share data)
Net income, GAAP	$5,435	$4,078	$12,576	$10,079
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	-	-	-
Net (gain) loss on sale of securities	(113)	9	(230)	(42)
Net gain on debt prepayment	-	-	(296)	-
Merger related expense	8	3,419	57	3,582
Other noncore, nonrecurring items	-	-	108	-
Total adjustments to core earnings	(105)	3,428	(361)	3,540
Tax effect	(39)	1,296	(135)	1,338
Core earnings, non-GAAP	$5,369	$6,210	$12,350	$12,281

Core return on average assets	0.80%	1.06%	0.93%	1.09%
Core return on average common equity	6.19%	8.19%	7.20%	8.27%
Core return on average tangible common equity	8.97%	11.74%	10.48%	11.84%
Core diluted earnings per common share	$0.25	$0.31	$0.58	$0.63

FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
(Amounts in thousands)
Noninterest expense, GAAP	$18,533	$20,132	$38,077	$36,325
Non-GAAP adjustments:
Merger related expenses	(8)	(3,419)	(57)	(3,582)
OREO expense and net loss	(170)	(270)	(795)	(1,091)
Other noncore, nonrecurring items	-	-	(108)	-
Adjusted noninterest expense	18,355	16,443	37,117	31,652

Net interest income, GAAP	22,862	19,484	46,224	37,461
Noninterest income, GAAP	6,848	8,343	14,709	16,334
Non-GAAP adjustments:
Tax equivalency adjustment	693	722	1,388	1,405
Net impairment losses recognized in earnings	-	-	-	-
Net (gain) loss on sale of securities	(113)	9	(230)	(42)
Net gain on debt prepayment	-	-	(296)	-
Other noncore, nonrecurring items	-	-	-	-
Adjusted net interest and noninterest income	30,290	28,558	61,795	55,158

Non-GAAP efficiency ratio	60.60%	57.58%	60.06%	57.38%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
(Amounts in thousands)
Cash and due from banks	$44,307	$41,467	$50,405	$44,865	$54,494
Federal funds sold	22,876	110,544	66,509	93,005	64,815
Interest-bearing deposits in banks	14,936	15,030	27,933	27,359	36,856
Total cash and cash equivalents	82,119	167,041	144,847	165,229	156,165
Securities available-for-sale	550,158	537,507	534,358	517,161	526,607
Securities held-to-maturity	627	816	816	816	1,295
Loans held for sale	4,621	2,794	6,672	4,446	1,179
Loans held for investment, net of unearned income:
Covered under loss share agreements	184,076	195,060	207,106	221,977	238,777
Not covered under loss share agreements	1,507,422	1,494,232	1,517,547	1,541,633	1,568,312
Less allowance for loan losses	(23,122)	(24,850)	(25,770)	(25,835)	(26,171)
Loans, net	1,672,997	1,667,236	1,705,555	1,742,221	1,782,097
FDIC indemnification asset	40,389	43,921	48,149	50,606	49,155
Property, plant, and equipment, net	64,085	64,812	64,868	62,191	60,829
Other real estate owned:
Covered under loss share agreements	6,407	6,911	3,255	3,553	5,325
Not covered under loss share agreements	4,743	4,439	5,749	5,957	4,938
Interest receivable	8,010	8,166	7,842	6,038	8,396
Goodwill	104,892	104,689	104,866	104,022	99,402
Intangible assets	3,159	3,344	3,522	3,713	3,903
Other assets	113,149	111,409	105,040	108,143	112,209
Total assets	$2,650,735	$2,720,291	$2,728,867	$2,769,650	$2,810,321

Deposits:
Noninterest-bearing	$349,972	$355,918	$343,352	$335,100	$340,895
Interest-bearing	354,862	377,445	353,321	360,061	335,686
Savings	513,781	513,322	500,276	496,740	494,516
Time	770,081	800,812	833,226	872,059	934,110
Total deposits	1,988,696	2,047,497	2,030,175	2,063,960	2,105,207
Interest, taxes, and other liabilities	23,019	26,740	28,816	29,538	22,465
Securities sold under agreements to repurchase	121,204	121,506	136,118	146,904	148,367
FHLB borrowings	150,000	150,000	161,558	161,558	176,653
Other borrowings	15,877	15,877	15,877	15,877	15,918
Total liabilities	2,298,796	2,361,620	2,372,544	2,417,837	2,468,610

Preferred stock	15,921	17,421	17,421	17,921	18,921
Common stock	20,447	20,343	20,343	20,309	20,240
Additional paid-in capital	215,139	213,855	213,829	213,320	212,510
Retained earnings	120,273	117,489	113,013	107,055	99,418
Treasury stock, at cost	(7,763)	(7,517)	(6,458)	(5,446)	(5,672)
Accumulated other comprehensive loss	(12,078)	(2,920)	(1,825)	(1,346)	(3,706)
Total stockholders' equity	351,939	358,671	356,323	351,813	341,711
Total liabilities and stockholders' equity	$2,650,735	$2,720,291	$2,728,867	$2,769,650	$2,810,321

Shares outstanding at period end	20,060,862	19,985,212	20,053,466	20,086,404	20,008,181
Book value per common share at period end (1)	$16.63	$16.93	$16.76	$16.50	$16.03
Tangible book value per common share at period end (2)	$11.53	$11.83	$11.66	$11.45	$11.19

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

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FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2013	2013	2012	2012	2012
Allowance for Loan Losses
Beginning balance	$24,850	$25,770	$25,835	$26,171	$25,800
Provision for loan losses	3,205	1,142	1,220	1,916	1,620
Charge-offs	(5,006)	(2,759)	(1,717)	(2,613)	(1,612)
Recoveries	73	697	432	361	363
Net charge-offs	(4,933)	(2,062)	(1,285)	(2,252)	(1,249)
Ending balance	$23,122	$24,850	$25,770	$25,835	$26,171

Summary of Asset Quality
Non-covered loans
Nonaccrual loans	$29,125	$30,076	$23,931	$26,514	$27,947
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs") (1)	276	1,596	6,009	121	469
Total non-covered nonperforming loans	29,401	31,672	29,940	26,635	28,416
Other real estate owned ("OREO") not covered under FDIC loss share agreements	4,743	4,439	5,749	5,957	4,938
Total non-covered nonperforming assets	$34,144	$36,111	$35,689	$32,592	$33,354
Covered Loans
Nonaccrual loans	$3,889	$4,567	$4,323	$2,849	$-
Accruing loans past due 90 days or more	-	-	-	-	-
Total covered nonperforming loans	3,889	4,567	4,323	2,849	-
OREO covered under FDIC loss share agreements	6,407	6,911	3,255	3,553	5,325
Total covered nonperforming assets	10,296	11,478	7,578	6,402	5,325
Total nonperforming assets	$44,440	$47,589	$43,267	$38,994	$38,679

Performing TDRs (2)	$10,927	$10,272	$6,038	$6,742	$6,995
Total TDRs (3)	$11,203	$11,868	$12,047	$6,863	$7,464

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	1.95%	2.12%	1.97%	1.73%	1.81%
Nonperforming assets to total assets	1.39%	1.43%	1.42%	1.28%	1.30%
Allowance for loan losses to nonperforming loans	78.64%	78.46%	86.07%	97.00%	92.10%
Allowance for loan losses to non-covered total loans	1.53%	1.66%	1.70%	1.68%	1.67%
Annualized net charge-offs to average loans	1.31%	0.56%	0.34%	0.58%	0.38%
Including covered assets
Nonperforming loans to total loans	1.97%	2.15%	1.99%	1.67%	1.57%
Nonperforming assets to total assets	1.68%	1.75%	1.59%	1.41%	1.38%
Allowance for loan losses to nonperforming loans	69.46%	68.57%	75.21%	87.62%	92.10%
Allowance for loan losses to total loans	1.37%	1.47%	1.49%	1.46%	1.45%

(1)	Accruing TDRs restructured within the past six months
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

8

FIRST COMMUNITY BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
Selected Ratios
Return on average assets	0.78%	1.03%	1.19%	1.41%	0.65%
Return on average common equity	5.97%	8.11%	9.59%	11.91%	5.00%
Net interest margin	4.07%	4.15%	4.49%	4.48%	3.93%
Non-GAAP efficiency ratio quarter-to-date	60.60%	59.55%	57.43%	52.40%	57.58%
Non-GAAP efficiency ratio year-to-date	60.06%	59.55%	55.96%	55.39%	57.38%
Total equity to total assets	13.28%	13.19%	13.06%	12.70%	12.16%
Average earning assets to average assets	86.72%	86.96%	86.87%	87.02%	87.68%
Average loans to average deposits	84.33%	84.98%	85.71%	87.88%	88.57%

(Amounts in thousands)
Average Balances
Loans	$1,692,248	$1,706,296	$1,745,584	$1,790,489	$1,512,451
Investment securities	548,101	545,497	519,798	528,126	490,219
Earning assets	2,323,517	2,350,686	2,376,805	2,408,442	2,069,799
Total assets	2,679,295	2,703,029	2,736,037	2,767,790	2,360,567
Total deposits	2,006,626	2,007,840	2,036,697	2,037,467	1,707,613
Interest-bearing deposits	1,662,446	1,675,654	1,699,991	1,733,987	1,437,548
Borrowings	289,289	309,333	314,645	329,958	303,474
Interest-bearing liabilities	1,951,735	1,984,987	2,014,636	2,063,945	1,741,022
Stockholders' equity	365,217	361,549	356,812	347,637	323,994
Tax equivalent net interest income	23,555	24,057	26,832	27,139	20,206

9

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended June 30,
	2013			2012
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans (2)	$1,692,248	$24,308	5.76%	$1,512,451	$20,897	5.56%
Securities available-for-sale	547,411	3,712	2.72%	486,742	3,872	3.20%
Securities held-to-maturity	690	14	8.14%	3,477	63	7.29%
Interest-bearing deposits	83,168	71	0.34%	67,129	72	0.43%
Total earning assets	2,323,517	28,105	4.85%	2,069,799	24,904	4.84%
Other assets	355,778			290,768
Total assets	$2,679,295			$2,360,567

Liabilities
Interest-bearing deposits
Demand deposits	$361,993	$59	0.07%	$296,647	$43	0.06%
Savings deposits	516,375	148	0.11%	421,331	119	0.11%
Time deposits	784,078	2,077	1.06%	719,570	2,198	1.23%
Total interest-bearing deposits	1,662,446	2,284	0.55%	1,437,548	2,360	0.66%
Borrowings
Federal funds purchased	4	-	0.00%	-	-	-
Retail repurchase agreements	73,408	100	0.55%	74,651	110	0.59%
Wholesale repurchase agreements	50,000	468	3.75%	54,194	469	3.48%
FHLB advances and other borrowings	165,877	1,698	4.11%	174,629	1,759	4.05%
Total borrowings	289,289	2,266	3.14%	303,474	2,338	3.10%
Total interest-bearing liabilities	1,951,735	4,550	0.93%	1,741,022	4,698	1.09%
Noninterest-bearing demand deposits	344,180			270,065
Other liabilities	18,163			25,486
Total liabilities	2,314,078			2,036,573
Stockholders' equity	365,217			323,994
Total liabilities and stockholders' equity	$2,679,295			$2,360,567
Net interest income, tax equivalent		$23,555			$20,206
Net interest rate spread (3)			3.93%			3.75%
Net interest margin (4)			4.07%			3.93%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

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FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Six Months Ended June 30,
	2013			2012
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans (2)	$1,699,196	$49,196	5.84%	$1,453,348	$40,304	5.58%
Securities available-for-sale	546,053	7,440	2.75%	482,550	7,729	3.22%
Securities held-to-maturity	753	30	8.03%	3,357	125	7.49%
Interest-bearing deposits	90,987	138	0.31%	54,827	111	0.41%
Total earning assets	2,336,989	56,804	4.90%	1,994,082	48,269	4.87%
Other assets	354,107			273,203
Total assets	$2,691,096			$2,267,285

Liabilities
Interest-bearing deposits
Demand deposits	$357,858	$115	0.06%	$289,767	$74	0.05%
Savings deposits	511,175	302	0.12%	408,459	229	0.11%
Time deposits	799,980	4,229	1.07%	676,980	4,462	1.33%
Total interest-bearing deposits	1,669,013	4,646	0.56%	1,375,206	4,765	0.70%
Borrowings
Federal funds purchased	2	-	0.00%	985	2	0.41%
Retail repurchase agreements	74,573	206	0.56%	73,411	224	0.61%
Wholesale repurchase agreements	53,802	943	3.53%	52,097	938	3.62%
FHLB advances and other borrowings	170,879	3,397	4.01%	170,252	3,474	4.10%
Total borrowings	299,256	4,546	3.06%	296,745	4,638	3.14%
Total interest-bearing liabilities	1,968,269	9,192	0.94%	1,671,951	9,403	1.13%
Noninterest-bearing demand deposits	338,216			254,464
Other liabilities	21,218			23,476
Total liabilities	2,327,703			1,949,891
Stockholders' equity	363,393			317,394
Total liabilities and stockholders' equity	$2,691,096			$2,267,285
Net interest income, tax equivalent		$47,612			$38,866
Net interest rate spread (3)			3.96%			3.74%
Net interest margin (4)			4.11%			3.92%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

11